UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Source: STANDEX INTERNATIONAL CORP/DE/, 8-K, October 18, 2016Powered by Morningstar Document Research.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Standex International Corporation

Purpose for Amended 8-K Filing

On April 5, 2017, the registrant filed a current report on Form 8-K Item 2.01: Completion of Acquisition or Disposition of Assets; Item 8.01: Other Events; and Item 9.01: Financial Statements and Exhibits.  The purpose of this filing was to announce the March 30, 2017 completion of the registrant’s acquisition of all the outstanding stock of Oki Sensor Device Corporation.  The registrant had previously reported its entry into a material definitive agreement relative to such acquisition in its current report on Form 8-K filed on February 8, 2017 with the SEC.  The registrant has become aware that the file uploaded in connection with the April 5, 2017 filing inadvertently consisted of the materials reported in the February 8, 2017 filing.  Accordingly, the registrant is filing this amended current report in order to correct this inadvertent error.

SECTION 1

Item 2.01 Completion of Acquisition of Assets.

On March 30, 2017, Standex International Corporation, a Delaware corporation (“Standex”), through its wholly owned Singaporean subsidiary, Mold-Tech Singapore PTE LTD (“Mold-Tech Singapore”), completed the acquisition (the “Acquisition”) from Japan-based Oki Electric Industry Co., Ltd. (the “Seller”) of all the outstanding stock of Oki Sensor Device Corporation, a previously wholly-owned subsidiary of the Seller located in Kofu City, Japan (the “Target Company”).

Standex first reported its entry into a material definitive agreement regarding the Acquisition (the “Acquisition Agreement”) in a current report on Form 8-K filed with the SEC on February 8, 2017.  The February 8, 2017 current report is incorporated herein by reference.

Pursuant to the terms of the Agreement, Mold-Tech Singapore has paid an all cash purchase price of 15.4 billion Japanese yen (¥) or approximately $137,676,000.  This purchase price may be decreased or increased to the extent that it is determined that the working capital of the Target Company as of the closing is less than ¥350 million or greater than ¥700 million.  Sources of funds for the acquisition consisted of (i) $73.0 million from the Company’s existing revolving credit facility (see Amended and Restated Credit Agreement by and among the Company, Citizens Bank, N.A., Bank of America, N.A., TD Bank N.A., JP Morgan Chase Bank, N.A., Branch Banking & Trust Company and Santander Bank, N.A. filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed December 19, 2014); and (ii) the remainder from available overseas cash on hand.

SECTION 8

Item 8.01 Other Events.

On April 3, 2017, the Company issued a Press Release announcing the completion of the Acquisition referred to in Item 2.01 above.   A copy of the Press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit  99.1

Press Release of the Company dated April 3, 2017, announcing the completion of the Company’s acquisition of all of the shares of Oki Sensor Device Corporation.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.   By their nature, all forward-looking statements involve risks and uncertainties, and actual outcomes may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially affect the acquisition of the Oki Sensor Device business include variations from the Company’s estimates in the actual financial impact of the acquisition, including the condition of the Oki Sensor Device business after the sale, which may depend upon, among other things, general economic conditions, the cost and availability of raw materials and the degree of success in the integration of Oki Sensor Device with the Standex Electronics businesses of the Company.   Factors that could materially affect the Company’s actual results are identified in the note regarding forward-looking statements which is contained in the press release attached as Exhibit 99.1, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and subsequent periodic reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: April 17, 2017

Signing on behalf of the registrant and as principal financial officer

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.

Source: STANDEX INTERNATIONAL CORP/DE/, 8-K, February 08, 2017Powered by Morningstar Document Research.

The information contained herein may not be copied, adapted or distributed and is not warranted to be accurate, complete or timely. The user assumes all risks for any damages or losses arising from any use of this information, except to the extent such damages or losses cannot be limited or excluded by applicable law. Past financial performance is no guarantee of future results.